EXHIBIT 99.1

Media Contacts:
Wendi Kopsick/Kimberly Kriger
Kekst and Company
212-521-4800
                                                           FOR IMMEDIATE RELEASE
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                        FOOTSTAR COMMENTS ON KMART MOTION
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WEST NYACK, NEW YORK, October 1, 2004 - Footstar, Inc. today made the following statement in response to Kmart Corporation's filing of its opposition to Footstar's motion to assume, as part of its Chapter 11 reorganization, its executory contract with Kmart:

       "We are disappointed that Kmart has taken this action. We believe Kmart's objections have no merit, and we intend to vigorously defend and pursue our right to assume the contract.

       "The relationship between Footstar's Meldisco division and Kmart has been in place for more than 40 years and has been profitable and beneficial for both companies.

       "Assumption of the contract makes good business sense, is in the best interests of all of Footstar's stakeholders, and will form a strong basis on which to develop a plan of reorganization for a stand-alone Meldisco business and emerge from Chapter 11.

       "As we work through the court process to resolve this issue, it will be business as usual at Footstar, including our Meldisco business. We will continue to focus on developing a strong Meldisco business that maximizes free cash flow through sales, expense management and improving the turnover of our inventory. We will continue to move forward with the Chapter 11 process."

Footstar, Inc. filed a motion with the Bankruptcy Court on August 12, 2004 seeking its approval to assume the Kmart contract.

FOOTSTAR BACKGROUND
Footstar, Inc. is a leading footwear retailer. As of August 28, 2004, the Company operated 2,373 Meldisco licensed footwear departments nationwide in Kmart, Rite Aid and Federated Department Stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as "expect," "plan," and other words and terms of similar meaning. Factors that could affect the Company's forward-looking statements include, among other things: changes arising from our Chapter 11 filing; our ability to continue as a going concern; our ability to operate pursuant to the terms of the DIP financing facility; our ability to obtain Bankruptcy Court approval and any other required approvals with respect to motions in the Chapter 11 proceeding prosecuted by us from time to time, our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period that we have to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the Chapter 11 cases to Chapter 7 cases; our ability to obtain and maintain normal terms with services providers and vendors, and our ability to maintain contracts that are critical to our operations; the impact and result of any litigation (including private litigation; any action by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company or the financial statement restatement process; additional delays in completing the filing of reports at the Securities and Exchange Commission; the Company's ability to manage its operations during and after the financial statement restatement process; the results of the Company's exploration of strategic alternatives; the Company's ability to successfully implement internal controls and procedures that ensure timely, effective and accurate financial reporting; the continued effect of Kmart store closings on Meldisco; higher than anticipated employee levels, capital expenditures and operating expenses, including the Company's ability to reduce overhead and rationalize assets; adverse results on the Company's business relating to increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; any adverse developments in existing commercial disputes or legal proceedings; volatility of the Company's stock price; the outcome of Kmart's challenge to our motion to assume our Kmart agreement; and intense competition in the markets in which the Company competes. Additionally, due to material uncertainties, it is not possible to predict the length of time we will operate under Chapter 11 protection, the outcome of the proceeding in general, whether we will continue to operate under our current organizational structure, or the effect of the proceeding on our businesses and the interests of various creditors and security holders.

Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Company has no control or influence, and should not be viewed as providing any assurance regarding the Company's future performance. Actual results and performance may differ from the Company's current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company's business, financial condition, results of operations, liquidity or prospects. Additionally, the Company is not obligated to make public indication of changes in its forward-looking statements unless required under applicable disclosure rules and regulations.

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